EXHIBIT 5.1

Powell Goldstein LLP
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Fourteenth Floor
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June 18, 2007

Theragenics Corporation
5203 Bristol Industrial Way
Buford, GA  30518

Re:	Registration Statement on Form S-3 of Theragenics Corporation; Theragenics Common Stock Issued in Connection with the Acquisition of Galt Medical Corp.

Ladies and Gentlemen:

We have served as counsel for Theragenics Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”), of 978,065 shares (the “Shares”) of the Company's common stock, $0.01 par value, issued in connection with the purchase by the Company of all of the issued and outstanding shares of capital stock of Galt Medical Corp., a Texas corporation, on August 2, 2006.

We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the Shares as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Powell Goldstein LLP

POWELL GOLDSTEIN LLP